Exhibit 99.1

3756 Central Avenue Riverside, CA 92506 (951) 686-6060	NEWS RELEASE

PROVIDENT FINANCIAL HOLDINGS REPORTS
THIRD QUARTER OF FISCAL 2017 EARNINGS

Riverside, Calif. – April 27, 2017 – Provident Financial Holdings, Inc. ("Company"), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced third quarter earnings for the fiscal year ending June 30, 2017.
For the quarter ended March 31, 2017, the Company reported net income of $1.15 million, or $0.14 per diluted share (on 8.09 million average diluted shares outstanding), down 23 percent from net income of $1.49 million, or $0.18 per diluted share (on 8.52 million average diluted shares outstanding), in the comparable period a year ago.  The decrease in net income for the third quarter of fiscal 2017, as compared to the same period last year, was primarily attributable to a decrease in the gain on sale of loans, partly offset by decreases in salaries and employee benefits expense and other non-interest expense.
"Although our most recent quarterly results have declined due to the volatility experienced in mortgage banking, our community banking results continue to strengthen and our outlook for community banking is favorable," said Craig G. Blunden, Chairman and Chief Executive Officer of the Company.  "Poorer mortgage banking performance resulted from recently higher mortgage interest rates in addition to the typical seasonality associated with the March quarter of each year.  We continue to adjust our mortgage banking business model in response to the weaker loan origination environment," Mr. Blunden concluded.
Return on average assets for the third quarter of fiscal 2017 decreased to 0.39 percent from 0.51 percent for the same period of fiscal 2016; and return on average stockholders' equity for the third quarter of fiscal 2017 decreased to 3.46 percent from 4.36 percent for the comparable period of fiscal 2016.
On a sequential quarter basis, net income for the third quarter of fiscal 2017 reflects a $359,000, or 24 percent, decrease from the net income of $1.50 million in the second quarter of fiscal 2017.  The decrease in net income in the third quarter of fiscal 2017 compared to the second quarter of fiscal 2017 was primarily attributable to decreases in net interest income and the gain on sale of loans, partly offset by a decrease in other non-interest expense.  Diluted earnings per share for the third quarter of fiscal 2017 were $0.14 per share, down 22 percent, from the $0.18 per share during the second quarter of fiscal 2017.  Return on average assets decreased to 0.39 percent for the third quarter of fiscal 2017 from 0.50 percent in the second quarter of fiscal 2017; and return on average stockholders' equity for the third quarter of fiscal 2017 was 3.46 percent, compared to 4.53 percent for the second quarter of fiscal 2017.
For the nine months ended March 31, 2017, net income decreased $676,000, or 14 percent, to $4.24 million from $4.92 million in the comparable period ended March 31, 2016; and diluted earnings per share for the nine months ended March 31, 2017 decreased nine percent to $0.52 per share from $0.57 per share for the comparable nine month period last year.

Net interest income increased $735,000, or nine percent, to $8.65 million in the third quarter of fiscal 2017 from $7.91 million for the same quarter of fiscal 2016, attributable to an increase in the net interest margin and a higher average earning assets balance.   The net interest margin during the third quarter of fiscal 2017 increased 20 basis points to 3.00 percent from 2.80 percent in the same quarter last year, primarily due to the increase in the average yield of earning assets reflecting a change in the interest-earning-asset mix into additional higher yielding assets and a decrease in the average cost of interest-bearing liabilities.  The average yield on interest-earning assets increased by 15 basis points to 3.56 percent in the third quarter of fiscal 2017 from 3.41 percent in the same quarter last year, while the average cost of liabilities decreased by five basis points to 0.64 percent in the third quarter of fiscal 2017 from 0.69 percent in the same quarter last year.  The increase in the average yield on interest-earning assets was primarily due to the utilization of interest-earning deposits earning a nominal yield to fund higher balances of loans receivable and investment securities, which earned a significantly higher yield.  The average interest-earning assets balance for the third quarter of fiscal 2017 was $1.15 billion, up two percent from $1.13 billion during the same period last year.
The average balance of loans outstanding, including loans held for sale, increased by $22.2 million, or two percent, to $974.2 million in the third quarter of fiscal 2017 from $952.0 million in the same quarter of fiscal 2016, primarily due to an increase in average loans held for investment, which was partly offset by a decrease in average loans held for sale attributable to a decrease in mortgage banking activity.  The average yield on loans receivable increased by 11 basis points to 3.98 percent in the third quarter of fiscal 2017 from an average yield of 3.87 percent in the same quarter of fiscal 2016.  The increase in the average loan yield was primarily attributable to an increase in the average yield of loans held for sale and an increase in the average yield of loans held for investment.  The average balance of loans held for sale in the third quarter of fiscal 2017 was $104.7 million with an average yield of 3.87 percent as compared to $146.2 million with an average yield of 3.75 percent in the same quarter of fiscal 2016.  The outstanding balance of "preferred loans" (multi-family, commercial real estate, construction and commercial business loans) increased by $44.1 million, or eight percent, to $563.3 million at March 31, 2017 from $519.2 million at June 30, 2016, net of undisbursed loan funds of $9.5 million and $11.3 million, respectively.  The percentage of preferred loans to total loans held for investment at March 31, 2017 increased to 64 percent from 61 percent at June 30, 2016.  Loan principal payments received in the third quarter of fiscal 2017 were $46.2 million, compared to $56.3 million in the same quarter of fiscal 2016.
The average balance of investment securities increased by $22.4 million, or 90 percent, to $47.3 million in the third quarter of fiscal 2017 from $24.9 million in the same quarter of fiscal 2016.  The increase was attributable to mortgage-backed securities purchases, partly offset by principal payments received on mortgage-backed securities.  The average yield on investment securities decreased 34 basis points to 1.20 percent in the third quarter of fiscal 2017 from 1.54 percent for the same quarter of fiscal 2016.  The decrease in the average yield was primarily attributable to mortgage-backed securities purchases which had lower average yields than the existing portfolio and an accelerated premium amortization resulting from higher prepayments.

In the third quarter of fiscal 2017, the Federal Home Loan Bank ("FHLB") – San Francisco distributed $184,000 of quarterly cash dividends to the Bank, a $21,000 or 13 percent increase from the cash dividends received by the Bank in the same quarter last year.
The average balance of the Company's interest-earning deposits, primarily cash with the Federal Reserve Bank of San Francisco, decreased $20.4 million, or 14 percent, to $125.2 million in the third quarter of fiscal 2017 from $145.6 million in the same quarter of fiscal 2016.  The decrease in interest-earning deposits was primarily due to redeployment of excess cash to fund loans held for investment and purchases of investment securities.  The average yield earned on interest-earning deposits in the third quarter of fiscal 2017 was 0.80 percent, up 30 basis points from 0.50 percent in the same quarter of fiscal 2016 as a result of the impact of the increases in the federal funds rate in March 2017 and December 2016.
Average deposits increased $7.7 million, or one percent, to $928.0 million in the third quarter of fiscal 2017 from $920.3 million in the same quarter of fiscal 2016.  The average cost of deposits decreased by eight basis points to 0.40 percent in the third quarter of fiscal 2017 from 0.48 percent in the same quarter last year, primarily due to decreases in the average cost of transaction accounts and time deposits and a lower percentage of time deposits to the total deposit balance.  Transaction account balances or "core deposits" increased $40.3 million, or seven percent, to $657.8 million at March 31, 2017 from $617.5 million at June 30, 2016, while time deposits decreased $28.4 million, or nine percent, to $280.5 million at March 31, 2017 from $308.9 million at June 30, 2016, consistent with the Bank's strategy to decrease the percentage of time deposits in its deposit base and to increase the percentage of lower cost checking and savings accounts.
The average balance of borrowings, which consisted of FHLB – San Francisco advances, increased $20.0 million, or 22 percent, to $111.3 million while the average cost of advances decreased 22 basis points to 2.60 percent in the third quarter of fiscal 2017, compared to an average balance of $91.3 million with an average cost of 2.82 percent in the same quarter of fiscal 2016.  The decrease in the average cost of advances was primarily due to the long-term advances taken in August and September 2016 totaling $20.0 million with an average cost of 1.59 percent, well below the weighted average cost in the third quarter of fiscal 2016.  The increase in the average balance of fixed-rate long-term advances is consistent with the Bank's management of interest rate risk embedded in the balance sheet.
During the third quarter of fiscal 2017, the Company recorded a recovery from the allowance for loan losses of $165,000 compared to the recovery of $694,000 recorded during the same period of fiscal 2016 and the $350,000 recovery recorded in the second quarter of fiscal 2017 (sequential quarter).  These recoveries were primarily attributable to continued improvement in loan credit quality and net recoveries of previously charged-off loans.
Non-performing assets, with underlying collateral primarily located in California, decreased $1.4 million, or 11 percent, to $11.6 million, or 0.97 percent of total assets, at March 31, 2017, compared to $13.0 million, or 1.11 percent of total assets, at June 30, 2016.  Non-performing loans at March 31, 2017 decreased $1.5 million or 14 percent since June 30, 2016 to $8.9 million and were primarily comprised of 29 single-

family loans ($8.2 million); one multi-family loan ($372,000); one commercial real estate loan ($201,000); one commercial business loan ($68,000) and one consumer loan (fully reserved).  Real estate owned acquired in the settlement of loans at March 31, 2017 increased $62,000, or two percent, to $2.8 million (five single-family properties) from $2.7 million (four single-family properties) at June 30, 2016.
Net recoveries for the quarter ended March 31, 2017 were $49,000 or 0.02 percent (annualized) of average loans receivable, compared to net recoveries of $126,000 or 0.05 percent (annualized) of average loans receivable for the quarter ended March 31, 2016 and net recoveries of $16,000 or 0.01 percent (annualized) of average loans receivable for the quarter ended December 31, 2016 (sequential quarter).
Classified assets at March 31, 2017 were $18.7 million, comprised of $7.1 million of loans in the special mention category, $8.8 million of loans in the substandard category and $2.8 million in real estate owned.  Classified assets at June 30, 2016 were $21.9 million, comprised of $8.9 million of loans in the special mention category, $10.3 million of loans in the substandard category and $2.7 million in real estate owned.  For the quarter ended March 31, 2017, no loans were restructured from their original terms or newly classified as a restructured loan.
The allowance for loan losses was $8.3 million at March 31, 2017, or 0.93 percent of gross loans held for investment, compared to $8.7 million at June 30, 2016, or 1.02 percent of gross loans held for investment.  Management believes that, based on currently available information, the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment at March 31, 2017.

Non-interest income decreased by $1.63 million, or 19 percent, to $6.79 million in the third quarter of fiscal 2017 from $8.42 million in the same period of fiscal 2016, primarily as a result of a decrease in the gain on sale of loans, partly offset by a lower net loss on the sale and operations of real estate owned during the current quarter as compared to the comparable period last year.  On a sequential quarter basis, non-interest income decreased $1.04 million, or 13 percent, primarily as a result of a decrease in the gain on sale of loans.
The gain on sale of loans decreased to $5.40 million for the quarter ended March 31, 2017 from $7.15 million in the comparable quarter last year, reflecting the impact of a lower loan sale volume, partly offset by a slightly higher average loan sale margin.  Total loan sale volume, which includes the net change in commitments to extend credit on loans to be held for sale, was $342.2 million in the quarter ended March 31, 2017, down $109.5 million or 24 percent, from $451.7 million in the comparable quarter last year.  The average loan sale margin from mortgage banking was 158 basis points for the quarter ended March 31, 2017, up one basis point from 157 basis points in the same quarter last year and up 19 basis points from 139 basis points in the second quarter of fiscal 2017 (sequential quarter).  The gain on sale of loans includes a favorable fair-value adjustment on loans held for sale and derivative financial instruments (commitments to extend credit, commitments to sell loans, commitments to sell mortgage-backed securities, and option contracts) that amounted to a net gain of $635,000 in the third quarter of fiscal 2017, compared to a favorable fair-value adjustment that amounted to a net gain of $2.44 million in the same period last year.

In the third quarter of fiscal 2017, a total of $317.9 million of loans were originated and purchased for sale, 19 percent lower than the $392.9 million for the same period last year, and 41 percent lower than the $541.9 million during the second quarter of fiscal 2017 (sequential quarter).  The loan origination volume has decreased from the previous year because increased mortgage interest rates have reduced refinance activity.  Total loans sold during the quarter ended March 31, 2017 were $369.5 million, four percent lower than the $383.6 million sold during the same quarter last year, and 42 percent lower than the $638.5 million sold during the second quarter of fiscal 2017 (sequential quarter).  Total loan originations (including loans originated and purchased for investment and loans originated and purchased for sale) were $375.9 million in the third quarter of fiscal 2017, a decrease of 14 percent from $439.5 million in the same quarter of fiscal 2016, and 38 percent lower than the $605.3 million in the second quarter of fiscal 2017 (sequential quarter).
The sale and operations of real estate owned acquired in the settlement of loans resulted in a net loss of $74,000 in the third quarter of fiscal 2017, compared to a $276,000 net loss in the comparable period last year.  One real estate owned property was sold in the quarter ended March 31, 2017 compared to three real estate owned properties sold in the same quarter last year.  Two real estate owned properties were acquired in the settlement of loans during the third quarter of fiscal 2017, the same number of properties acquired in the comparable period last year.  As of March 31, 2017, the real estate owned balance was $2.8 million (five properties), compared to $2.7 million (four properties) at June 30, 2016.

Non-interest expenses decreased $717,000 to $13.77 million in the third quarter of fiscal 2017 from $14.49 million in the same quarter last year.  The decrease was primarily a result of decreases in salaries and employee benefits expense, professional expenses and other non-interest expense.  The decrease in salaries and employee benefits expense was primarily related to lower mortgage banking loan originations; while the decrease in professional expenses was attributable to lower legal expenses.  The decrease in other non-interest expense was related to a $668,000 reversal of loan origination liability accruals recorded in prior periods and no longer required because the potential exposure was mitigated.
The Company's efficiency ratio remained unchanged at 89 percent in the third quarter of fiscal 2017 as compared to the same quarter last year.
The Company's provision for income taxes was $690,000 for the third quarter of fiscal 2017, a decrease of $361,000 or 34 percent, from $1.05 million in the same quarter last year, as a result of the decrease in income before taxes and a lower effective income tax rate.  The effective income tax rate for the quarter ended March 31, 2017 was 37.6 percent, down from 41.3 percent in the same quarter last year.  The decrease in the effective tax rate was attributable to the tax effect of stock-based compensation in the third quarter of fiscal 2017.  The Company believes that the tax provision recorded in the third quarter of fiscal 2017 reflects its current income tax obligations.
The Company repurchased 89,819 shares of its common stock during the quarter ended March 31, 2017 at an average cost of $18.68 per share.  As of March 31, 2017, a total of 207,505 shares or 52 percent of the shares authorized in the May 2016 stock repurchase plan have been purchased, leaving 189,495 shares available for future purchases.
The Bank currently operates 14 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire).  Provident Bank Mortgage operates two wholesale loan production offices and 12 retail loan production offices located throughout California.
The Company will host a conference call for institutional investors and bank analysts on Friday, April 28, 2017 at 9:00 a.m. (Pacific) to discuss its financial results.  The conference call can be accessed by dialing 1-800-230-1059 and requesting the Provident Financial Holdings Earnings Release Conference Call.  An audio replay of the conference call will be available through Friday, May 5, 2017 by dialing 1-800-475-6701 and referencing access code number 422360.
For more financial information about the Company please visit the website at www.myprovident.com and click on the "Investor Relations" section.

Safe-Harbor Statement

This press release contains statements that the Company believes are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to the Company's financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially from the results anticipated or implied by our forward-looking statements include, but are not limited  to increased competitive pressures; changes in the interest rate environment; secondary market conditions for loans and our ability to sell loans in the secondary market; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission ("SEC") - which are available on our website at www.myprovident.com and on the SEC's website at www.sec.gov. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements whether as a result of new information, future events or otherwise. These risks could cause our actual results for fiscal 2017 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us and could negatively affect our operating and stock price performance.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and Chief Executive Officer	President, Chief Operating Officer, and Chief Financial Officer

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Financial Condition (Unaudited –In Thousands, Except Share Information)
	March 31, 2017	December 31,	June 30, 2016
		2016
Assets
Cash and cash equivalents	$125,298	$82,811	$51,206
Investment securities – held to maturity, at cost	41,035	33,369	39,979
Investment securities - available for sale, at fair value	9,862	10,278	11,543
Loans held for investment, net of allowance for loan losses of $8,275; $8,391 and $8,670, respectively; includes $6,250, $5,964 and $5,159 at fair value, respectively	880,510	867,985	840,022
Loans held for sale, at fair value	105,531	156,827	189,458
Accrued interest receivable	2,724	2,919	2,781
Real estate owned, net	2,768	2,949	2,706
FHLB – San Francisco stock	8,094	8,094	8,094
Premises and equipment, net	6,353	5,769	6,043
Prepaid expenses and other assets	17,270	21,154	19,549

Total assets	$1,199,445	$1,192,155	$1,171,381

Liabilities and Stockholders' Equity
Liabilities:
Non interest-bearing deposits	$76,795	$73,830	$71,158
Interest-bearing deposits	861,511	854,843	855,226
Total deposits	938,306	928,673	926,384

Borrowings	111,244	111,263	91,299
Accounts payable, accrued interest and other liabilities	18,304	19,664	20,247
Total liabilities	1,067,854	1,059,600	1,037,930

Stockholders' equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-	-
Common stock, $.01 par value (40,000,000 shares authorized; 17,931,365; 17,871,115 and 17,847,365 shares issued, respectively; 7,885,547; 7,915,116 and 7,975,250 shares outstanding, respectively)

	179	179	178
Additional paid-in capital	92,775	92,215	90,802
Retained earnings	192,816	192,699	191,666
Treasury stock at cost (10,045,818; 9,955,999 and 9,872,115 shares, respectively)
	(154,427)	(152,802)	(149,508)
Accumulated other comprehensive income, net of tax	248	264	313

Total stockholders' equity	131,591	132,555	133,451

Total liabilities and stockholders' equity	$1,199,445	$1,192,155	$1,171,381

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Operations (Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Interest income:
Loans receivable, net	$9,704	$9,204	$30,300	$27,673
Investment securities	142	96	354	234
FHLB – San Francisco stock	184	163	827	542
Interest-earning deposits	250	183	406	417
Total interest income	10,280	9,646	31,887	28,866

Interest expense:
Checking and money market deposits	90	116	293	355
Savings deposits	144	170	434	507
Time deposits	686	807	2,189	2,500
Borrowings	713	641	2,151	1,937
Total interest expense	1,633	1,734	5,067	5,299

Net interest income	8,647	7,912	26,820	23,567
Recovery from the allowance for loan losses	(165)	(694)	(665)	(1,094)
Net interest income, after recovery from the allowance for loan losses	8,812	8,606	27,485	24,661

Non-interest income:
Loan servicing and other fees	362	383	939	800
Gain on sale of loans, net	5,395	7,145	19,869	22,113
Deposit account fees	562	590	1,664	1,790
Loss on sale and operations of real estate owned acquired in the settlement of loans	(74)	(276)	(240)	(12)
Card and processing fees	338	355	1,063	1,069
Other	208	227	580	711
Total non-interest income	6,791	8,424	23,875	26,471

Non-interest expense:
Salaries and employee benefits	10,370	10,630	32,033	31,393
Premises and occupancy	1,241	1,146	3,765	3,424
Equipment	352	349	1,054	1,158
Professional expenses	436	583	1,571	1,555
Sales and marketing expenses	421	356	970	952
Deposit insurance premiums and regulatory assessments	189	252	614	764
Other	759	1,169	4,061	3,458
Total non-interest expense	13,768	14,485	44,068	42,704

Income before taxes	1,835	2,545	7,292	8,428
Provision for income taxes	690	1,051	3,049	3,509
Net income	$1,145	$1,494	$4,243	$4,919

Basic earnings per share	$0.14	$0.18	$0.53	$0.58
Diluted earnings per share	$0.14	$0.18	$0.52	$0.57
Cash dividends per share	$0.13	$0.12	$0.39	$0.36

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Operations – Sequential Quarter (Unaudited – In Thousands, Except Share Information)
	Quarter Ended
	March 31,	December 31,
	2017	2016
Interest income:
Loans receivable, net	$9,704	$10,116
Investment securities	142	128
FHLB – San Francisco stock	184	458
Interest-earning deposits	250	101
Total interest income	10,280	10,803

Interest expense:
Checking and money market deposits	90	105
Savings deposits	144	146
Time deposits	686	731
Borrowings	713	736
Total interest expense	1,633	1,718

Net interest income	8,647	9,085
Recovery from the allowance for loan losses	(165)	(350)
Net interest income, after recovery from the allowance for loan losses	8,812	9,435

Non-interest income:
Loan servicing and other fees	362	310
Gain on sale of loans, net	5,395	6,478
Deposit account fees	562	552
Loss on sale and operations of real estate owned acquired in the settlement of loans, net	(74)	(63)
Card and processing fees	338	361
Other	208	194
Total non-interest income	6,791	7,832

Non-interest expense:
Salaries and employee benefits	10,370	10,349
Premises and occupancy	1,241	1,235
Equipment	352	340
Professional expenses	436	630
Sales and marketing expenses	421	253
Deposit insurance premiums and regulatory assessments	189	177
Other	759	1,684
Total non-interest expense	13,768	14,668

Income before taxes	1,835	2,599
Provision for income taxes	690	1,095
Net income	$1,145	$1,504

Basic earnings per share	$0.14	$0.19
Diluted earnings per share	$0.14	$0.18
Cash dividends per share	$0.13	$0.13

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands, Except Share Information )

	Quarter Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
SELECTED FINANCIAL RATIOS:
Return on average assets	0.39%	0.51%	0.47%	0.56%
Return on average stockholders' equity	3.46%	4.36%	4.26%	4.73%
Stockholders' equity to total assets	10.97%	11.56%	10.97%	11.56%
Net interest spread	2.92%	2.72%	2.99%	2.69%
Net interest margin	3.00%	2.80%	3.06%	2.77%
Efficiency ratio	89.18%	88.67%	86.93%	85.34%
Average interest-earning assets to average
interest-bearing liabilities	111.11%	111.76%	111.15%	111.93%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.14	$0.18	$0.53	$0.58
Diluted earnings per share	$0.14	$0.18	$0.52	$0.57
Book value per share	$16.69	$16.54	$16.69	$16.54
Shares used for basic EPS computation	7,925,531	8,318,075	7,942,903	8,427,075
Shares used for diluted EPS computation	8,093,571	8,516,542	8,126,051	8,620,045
Total shares issued and outstanding	7,885,547	8,201,883	7,885,547	8,201,883

LOANS ORIGINATED AND PURCHASED FOR SALE:
Retail originations	$185,668	$214,294	$769,495	$737,681
Wholesale originations and purchases	132,241	178,585	737,667	667,990
Total loans originated and purchased for sale	$317,909	$392,879	$1,507,162	$1,405,671

LOANS SOLD:
Servicing released	$363,443	$376,291	$1,547,435	$1,403,456
Servicing retained	6,074	7,356	28,895	39,621
Total loans sold	$369,517	$383,647	$1,576,330	$1,443,077

	As of	As of	As of	As of	As of
	03/31/17	12/31/16	09/30/16	06/30/16	03/31/16
ASSET QUALITY RATIOS AND DELINQUENT LOANS:
Recourse reserve for loans sold	$403	$412	$453	$453	$887
Allowance for loan losses	$8,275	$8,391	$8,725	$8,670	$8,200
Non-performing loans to loans held for investment, net	1.01%	1.16%	1.17%	1.23%	1.52%
Non-performing assets to total assets	0.97%	1.09%	1.09%	1.11%	1.31%
Allowance for loan losses to gross non- performing loans	90.05%	78.69%	79.93%	77.38%	62.31%
Allowance for loan losses to gross loans held
for investment	0.93%	0.96%	1.01%	1.02%	1.01%
Net recoveries to average loans receivable (annualized)	(0.02)%	(0.01)%	(0.08)%	(0.45)%	(0.05)%
Non-performing loans	$8,852	$10,065	$10,013	$10,309	$12,261
Loans 30 to 89 days delinquent	$978	$1,298	$1,385	$1,644	$1,508

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	03/31/17	12/31/16	09/30/16	06/30/16	03/31/16
(Recovery) recourse provision for loans sold	$(9)	$(30)	$-	$3	$119
Recovery from the allowance for loan losses	$(165)	$(350)	$(150)	$(621)	$(694)
Net (recoveries) charge-offs	$(49)	$(16)	$(205)	$(1,091)	$(126)

	As of	As of	As of	As of	As of
	03/31/17	12/31/16	09/30/16	06/30/16	03/31/16
REGULATORY CAPITAL RATIOS (BANK):
Tier 1 leverage ratio	9.79%	9.50%	9.32%	10.29%	10.06%
Common equity tier 1 capital ratio	16.10%	15.43%	14.44%	16.16%	16.63%
Tier 1 risk-based capital ratio	16.10%	15.43%	14.44%	16.16%	16.63%
Total risk-based capital ratio	17.28%	16.58%	15.57%	17.36%	17.82%

REGULATORY CAPITAL RATIOS (COMPANY):
Tier 1 leverage ratio	11.07%	10.94%	10.98%	11.40%	11.61%
Common equity tier 1 capital ratio	18.20%	17.78%	17.00%	17.89%	19.19%
Tier 1 risk-based capital ratio	18.20%	17.78%	17.00%	17.89%	19.19%
Total risk-based capital ratio	19.38%	18.93%	18.14%	19.09%	20.37%

	As of March 31,
	2017		2016
	Balance	Rate(1)	Balance	Rate(1)
INVESTMENT SECURITIES:
Held to maturity:
Certificates of deposit	$800	0.86%	$800	0.58%
U.S. government sponsored enterprise MBS	40,235	1.91	20,214	1.46
Total investment securities held to maturity	$41,035	1.89%	$21,014	1.43%

Available for sale (at fair value):
U.S. government agency MBS	$5,700	2.12%	$6,947	1.84%
U.S. government sponsored enterprise MBS	3,661	2.87	4,450	2.57
Private issue collateralized mortgage obligations	501	2.82	617	2.56
Common stock – community development financial institution	-	-	147	0.82
Total investment securities available for sale	$9,862	2.43%	$12,161	2.13%

Total investment securities	$50,897	2.00%	$33,175	1.68%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)
	As of March 31,
	2017		2016
	Balance	Rate(1)	Balance	Rate(1)
LOANS HELD FOR INVESTMENT:
Held to maturity:
Single-family (1 to 4 units)	$319,714	3.94%	$335,797	3.51%
Multi-family (5 or more units)	459,180	4.05	378,871	4.26
Commercial real estate	96,364	4.63	93,384	4.85
Construction	16,552	5.75	9,679	5.42
Other	241	5.57	72	6.25
Commercial business	668	6.11	452	6.57
Consumer	126	13.48	230	10.13
Total loans held for investment	892,845	4.11%	818,485	4.03%

Undisbursed loan funds	(9,468)		(8,648)
Advance payments of escrows	165		247
Deferred loan costs, net	5,243		3,683
Allowance for loan losses	(8,275)		(8,200)
Total loans held for investment, net	$880,510		$805,567

Purchased loans serviced by others included above	$23,397	3.37%	$816	5.88%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

	As of March 31,
	2017		2016
	Balance	Rate(1)	Balance	Rate(1)

DEPOSITS:
Checking accounts – non interest-bearing	$76,795	-%	$68,748	-%
Checking accounts – interest-bearing	258,197	0.11	240,502	0.15
Savings accounts	290,158	0.20	269,909	0.26
Money market accounts	32,648	0.21	31,171	0.26
Time deposits	280,508	0.98	316,735	1.03
Total deposits	$938,306	0.39%	$927,065	0.47%

BORROWINGS:
Overnight	$-	-%	$-	-%
Three months or less	-	-	-	-
Over three to six months	-	-	-	-
Over six months to one year	10,017	3.01	-	-
Over one year to two years	-	-	10,042	3.02
Over two years to three years	10,000	1.53	-	-
Over three years to four years	20,000	3.85	10,000	1.53
Over four years to five years	21,227	2.08	20,000	3.85
Over five years	50,000	2.36	51,275	2.55
Total borrowings	$111,244	2.56%	$91,317	2.78%

(1)The interest rate described in the rate column is the weighted-average interest rate or cost of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	Quarter Ended		Quarter Ended
	March 31, 2017		March 31, 2016
	Balance	Rate(1)	Balance	Rate(1)

SELECTED AVERAGE BALANCE SHEETS:
Loans receivable, net (2)	$974,207	3.98%	$951,996	3.87%
Investment securities	47,283	1.20%	24,861	1.54%
FHLB – San Francisco stock	8,094	9.09%	8,094	8.06%
Interest-earning deposits	125,155	0.80%	145,602	0.50%
Total interest-earning assets	$1,154,739	3.56%	$1,130,553	3.41%
Total assets	$1,186,709		$1,165,410

Deposits	$927,994	0.40%	$920,312	0.48%
Borrowings	111,251	2.60%	91,322	2.82%
Total interest-bearing liabilities	$1,039,245	0.64%	$1,011,634	0.69%
Total stockholders' equity	$132,218		$137,111

(1)The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.
(2)Includes loans held for investment and loans held for sale at fair value, net of the allowance for loan losses.

	Nine Months Ended		Nine Months Ended
	March 31, 2017		March 31, 2016
	Balance	Rate(1)	Balance	Rate(1)

SELECTED AVERAGE BALANCE SHEETS:
Loans receivable, net (2)	$1,034,671	3.90%	$945,761	3.90%
Investment securities	47,495	0.99%	18,350	1.70%
FHLB – San Francisco stock	8,094	13.62%	8,094	8.93%
Interest-earning deposits	79,813	0.67%	162,829	0.34%
Total interest-earning assets	$1,170,073	3.63%	$1,135,034	3.39%
Total assets	$1,202,136		$1,169,679

Deposits	$933,406	0.42%	$922,746	0.48%
Borrowings	119,299	2.40%	91,340	2.82%
Total interest-bearing liabilities	$1,052,705	0.64%	$1,014,086	0.70%
Total stockholders' equity	$132,769		$138,806

(1)The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.
(2)Includes loans held for investment and loans held for sale at fair value, net of the allowance for loan losses.

PROVIDENT FINANCIAL HOLDINGS, INC. Asset Quality (1) (Unaudited – Dollars in Thousands)

	As of	As of	As of	As of	As of
	03/31/17	12/31/16	09/30/16	06/30/16	03/31/16
Loans on non-accrual status (excluding restructured loans):
Mortgage loans:
Single-family	$4,704	$5,716	$5,586	$6,292	$6,918
Multi-family	372	568	703	709	721
Commercial real estate	201	-	-	-	-
Total	5,277	6,284	6,289	7,001	7,639

Accruing loans past due 90 days or more:	-	-	-	-	-
Total	-	-	-	-	-

Restructured loans on non-accrual status:
Mortgage loans:
Single-family	3,507	3,711	3,650	3,232	3,002
Multi-family	-	-	-	-	1,542
Commercial business loans	68	70	74	76	78
Total	3,575	3,781	3,724	3,308	4,622

Total non-performing loans	8,852	10,065	10,013	10,309	12,261

Real estate owned, net	2,768	2,949	3,496	2,706	3,165
Total non-performing assets	$11,620	$13,014	$13,509	$13,015	$15,426

(1)	The non-performing loans balances are net of individually evaluated or collectively evaluated allowances, specifically attached to the individual loans and include fair value credit adjustments.